As filed with the Securities and Exchange Commission on June 23, 2017
Registration No. 333‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FRED’S, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee	62-0634010
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4300 New Getwell Road
Memphis, Tennessee 38118

(Address and Zip Code of Principal Executive Offices)

FRED’S, INC. 2017 LONG-TERM INCENTIVE PLAN, AS AMENDED
(Full title of the Plan)

Michael K. Bloom
Chief Executive Officer
Fred’s, Inc.
4300 New Getwell Road
Memphis, Tennessee 38118
(901) 365-8880
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Samuel D. Chafetz, Esq.
Andrew T. Yonchak, Esq.
Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
165 Madison Avenue, Ste. 2000
Memphis, Tennessee 38103
(901) 526-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, an emerging growth company or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “emerging growth company” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer                                       ☐                      Accelerated filer                                                ☒

        Non-accelerated filer                                                              ☐                      Smaller reporting company                              ☐
(Do not check if a smaller reporting company)
                 Emerging growth company                             ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Class A Common Stock, No Par Value	2,610,901	$9.87	$25,769,593	$2,987

1.
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover an indeterminate number of shares of Class A Common Stock that may be offered or issued under the Fred’s, Inc. 2017 Long-Term Incentive Plan (as amended, the “2017 Plan”), by reason of stock splits, stock dividends or similar transactions.

2.
Based upon the average of the high and low prices of the Class A Common Shares reported on the Nasdaq Global Select Market on June 21, 2017, which date is within five business days prior to filing this Registration Statement.

3.	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Documents containing information required by Part I of this Registration Statement will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the Note to Part I of Form S-8, such documents are not filed with the Commission either as a part of this Registration Statement or as prospectuses or prospectus supplements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated by reference into this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the year ended January 28, 2017 filed on April 13, 2017;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 29, 2017 filed on June 8, 2017;

•
The Registrant’s Current Reports on Form 8-K filed on February 2, 2017, March 10, 2017, April 6, 2017, April 12, 2017, April 13, 2017, April 24, 2017, May 25, 2017, May 31, 2017, June 12, 2017 and June 16, 2017, respectively; and

•
The description of the Registrant's Common Stock contained in its Registration Statement on Form 10 filed with the Commission on May 15, 1991 as updated by the description of the Registrant's preferred stock purchase rights in the Registration Statement on Form 8-A filed on December 27, 2016, and as further updated on May 31, 2017.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to shareholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Current Report on Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Tennessee. The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any director or officer against a liability incurred in connection with a proceeding if (i) the director or officer was made a party to the proceeding because of his or her capacity as a director or officer, (ii) the director or officer acted in good faith, (iii) the director or officer reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation's best interests, and, in all other cases, that his or her conduct was not opposed to the best interests of the corporation, and (iv) the director or officer in connection with any criminal proceeding had no reasonable cause to believe that his or her conduct was unlawful.  In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director or officer, if such director or officer is adjudged liable on the basis that a personal benefit was improperly received.

If a director or officer is wholly successful, on the merits or otherwise, in the defense of a proceeding to which such director or officer was made a party instigated because of his or her status as a director or officer of a corporation, the TBCA requires that the corporation indemnify the director or officer against reasonable expenses incurred in connection with the proceeding.

Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification.

The Registrant's Charter provides in Article Seven that the Registrant shall indemnify its directors to the full extent authorized or permitted by the TCBA.  Paragraphs 52 through 60 of the Registrant’s Bylaws extend such indemnification to directors and to officers of the Registrant, sets forth certain mechanics of determinations to be made in connection with any requests for indemnification, provides for advances of expenses, certain notices to shareholders, and the non-exclusivity of those provisions.

The Registrant has entered into indemnification agreements with its directors, and maintains a policy of directors' and officers' liability insurance that insures its directors and officers against the cost of defense, settlement or payments of a judgment under some circumstances.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits listed in the Exhibit Index that immediately follows the signature pages to this Registration Statement are filed as part of or incorporated into this Registration Statement.

Item 9. Undertakings.

(a)            The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Memphis, State of Tennessee, on June 23, 2017.

FRED’S, INC.

By:	/s/ Michael K. Bloom
Michael K. Bloom, Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael K. Bloom and Rick J. Hans, or either of them, his attorney-in-fact, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ Thomas H. Tashjian	Director and Chairman	June 23, 2017
Thomas H. Tashjian

/s/ Michael K. Bloom	Director and Chief Executive Officer (Principal Executive Officer)	June 23, 2017
Michael K. Bloom

/s/ Timothy A. Barton	Director	June 23, 2017
Timothy A. Barton

/s/ Peter J. Bocian	Director	June 23, 2017
Peter J. Bocian

/s/ Christopher W. Bodine	Director	June 23, 2017
Christopher W. Bodine

/s/ Linda Longo-Kazanova	Director	June 23, 2017
Linda Longo-Kazanova

/s/ Michael T. McMillan	Director	June 23, 2017
Michael T. McMillan

/s/ B. Mary McNabb	Director	June 23, 2017
B. Mary McNabb

/s/ Steven B. Rossi	Director	June 23, 2017
Steven B. Rossi

/s/ Rick J. Hans	Executive Vice President, Chief Financial	June 23, 2017
Rick J. Hans	Officer and Secretary (Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1
Fred’s, Inc. 2017 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Fred’s, Inc. Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 16, 2017).

4.2
First Amendment to the Fred’s, Inc. 2017 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Fred’s, Inc. Definitive Additional Materials on Schedule 14A filed with the Securities and Exchange Commission on May 31, 2017).

5.1*	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, regarding legality.
23.1*	Consent of BDO USA, LLP, independent registered public accounting firm.
23.2*	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1).
24.1*	Power of attorney (included on signature page).
* Filed herewith